Exhibit 10.11

SUBORDINATION AGREEMENT

This Subordination Agreement, dated the 16th day of July, 2010, by and among Laminar Direct Capital, L.L.C., a Delaware limited liability company, in its capacity as administrative agent for the Junior Lenders (as defined below) (in such capacity, the "Junior Creditor"), Pac-Van, Inc., an Indiana corporation ("Pac-Van"), GFN North America Corp., a Delaware corporation ("GFN") (Pac-Van and GFN are each an "Obligor" and collectively, the "Obligors"), and PNC Bank, National Association ("PNC"), as administrative and collateral agent for the Senior Lenders (as defined below) (in such capacity, the "Agent") ("Subordination Agreement").

W I T N E S S E T H:

WHEREAS, General Finance Corporation, a Delaware corporation ("Parent") is indebted to the Junior Lenders in the aggregate principal amount of Fifteen Million and 00/100 Dollars ($15,000,000) pursuant to (i) that certain Investment Agreement, dated of even date herewith, by and among Parent, Junior Creditor and the lenders party thereto (the "Junior Lenders") (the "Investment Agreement"), (ii) the Notes (as defined in the Investment Agreement) (the "Junior Notes"); and (iii) any of the other Loan Documents (as defined in the Investment Agreement) executed by Parent; and

WHEREAS, the Obligors have guaranteed the obligations of Parent under the Investment Agreement and the Junior Notes and the other Subdebt Obligations (as defined in the Investment Agreement) pursuant to that certain Continuing Unconditional Guaranty, dated of even date herewith, made by the Obligors in favor of the Junior Creditor, a true and correct copy of such guaranty being attached hereto and made a part hereof as Exhibit A (the "Guaranty" and, together with any documents, instruments and agreements executed by either Obligor related thereto, the "Junior Creditor Documents") (the obligations of the Obligors to the Junior Creditor pursuant to the Junior Creditor Documents together with all other present and future obligations of the Obligors to the Junior Creditor, whether or not contemplated by the Agent or the Senior Lenders, the Junior Creditor or either Obligor are, collectively, the "Junior Creditor Obligations");

WHEREAS, PNC and various other financial institutions from time to time (PNC and such other financial institutions are each, a "Senior Lender" and collectively, the "Senior Lenders") have agreed to make loans to Pac-Van and certain other Borrowers (as defined in the Credit Agreement (as defined below)) (the "Loans") pursuant to that certain Revolving Credit and Security Agreement, dated of even date herewith (as amended, supplemented, modified or restated from time to time, the "Credit Agreement"), by and among Pac-Van and the other Borrowers party thereto, GFN and the other Guarantors (as defined in the Credit Agreement) party thereto, the Senior Lenders and the Agent, as evidenced by, among other things, the Notes (as defined in the Credit Agreement) (the "Senior Notes") (the obligations of the Borrowers to the Senior Lenders pursuant to the Senior Notes, the Credit Agreement, the other Other

Documents (as defined in the Credit Agreement) and all other obligations of the Loan Parties (as defined in the Credit Agreement) to the Senior Lenders (including all Obligations (as defined in the Credit Agreement) and interest accruing after the date on which any Loan Party becomes subject to the jurisdiction of any federal or state debtor relief statute, whether or not recoverable against such Loan Party), whether or not such debts are contemplated by the Loan Parties, the Senior Lenders or the Junior Creditor, are hereinafter collectively referred to as the "Bank Obligations");

WHEREAS, as a condition precedent to entering into the Credit Agreement, the Agent and the Senior Lenders require that the Junior Creditor Obligations be subordinated to the Bank Obligations; and

WHEREAS, in order to induce the Agent and the Senior Lenders to enter into the Credit Agreement, the Junior Creditor has agreed to subordinate the Junior Creditor Obligations to the Bank Obligations pursuant to the terms and conditions of this Subordination Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

2. The Junior Creditor will not ask, demand, sue for, take or receive from either Obligor, in any manner, the whole or any part of any monies, now or hereafter owing by either Obligor to the Junior Creditor pursuant to the Junior Creditor Obligations until (i) the Bank Obligations are paid in full in cash and discharged, or (ii) the Agent provides its prior written consent to either Obligor, as applicable, and the Junior Creditor.  The Junior Creditor also agrees that, regardless of whether the Bank Liabilities are secured or unsecured, the Senior Lenders shall be subrogated to the Junior Creditor with respect to the Junior Creditor's claims against either Obligor and the Junior Creditor's rights and Liens, if any, in any of either Obligor's assets and the proceeds thereof until all of the Bank Obligations shall have been fully paid in cash and satisfied and all financing arrangements among either Obligor, the Loan Parties, the Agent and the Senior Lenders have been terminated.

3. Notwithstanding any right of the Junior Creditor with respect to the Junior Creditor Obligations, all rights and Liens of the Junior Creditor, whether now existing or hereafter arising and howsoever existing, in any assets of either Obligor shall be and hereby are subordinated to the rights and Liens of the Agent and until the Bank Obligations shall have been fully paid in cash and satisfied and all financing arrangements among either Obligor, the Loan Parties, the Agent and the Senior Lenders have been terminated, the Junior Creditor shall have no right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise.  In the event of (i) the occurrence of a Default or an Event of Default under the Credit Agreement or any of the Other Documents, (ii) any acceleration of the amount owed to the Junior Creditor pursuant to the Guaranty or any other Junior Creditor Obligation or (iii) any distribution, division or application (partial or complete), voluntary or involuntary, by operation of or otherwise of all or any part of the assets of either Obligor or the proceeds thereof to creditors of the Loan Parties by reason of the liquidation, dissolution or other winding up of either Obligor's business or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors of either Obligor, or any proceeding by or against either Obligor for any relief under any bankruptcy or insolvency law relating to the relief of creditors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event all of the Bank Obligations shall first be paid in full in cash, or payment thereof provided for in money or monies worth in accordance with the terms thereof, before any payment is made on account of any Junior Creditor Obligations; and upon any such distribution, division or application, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to the Junior Creditor Obligations shall be paid or delivered directly to the Agent for application to the Bank Obligations until the Bank Obligations shall have been fully paid and satisfied and all financing arrangements among either Obligor, the other Loan Parties, the Agent and the Senior Lenders have been terminated.

4. The Junior Creditor hereby irrevocably appoints the Agent as its attorney-in-fact with full power to act in the place and stead of the Junior Creditor, in all matters relating to or affecting the Junior Creditor Obligations, including the right to make, present, file and vote such proofs of claim against either Obligor on account of all or any part of the Junior Creditor Obligations, as the Agent may deem advisable and to receive and collect any and all distributions under any federal or state debtor relief statute on account of the Junior Creditor Obligations and to apply the same on account of the Bank Obligations.

5. Should any payment or distribution upon or with respect to the Junior Creditor Obligations or any security therefor or proceeds thereof be received by the Junior Creditor prior to the satisfaction of all of the Bank Obligations, the Junior Creditor shall forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of the Junior Creditor where necessary) for application to the Bank Obligations then due and owing (whether by virtue of maturity or any installment or acceleration or otherwise), and until so delivered the same shall be held in trust by the Junior Creditor as the property of the Senior Lenders.

6. The Junior Creditor hereby represents, warrants and covenants to the Agent that the Junior Creditor has not heretofore and will not in the future, without the Agent's prior written consent in each instance, assign to or subordinate in favor of any other Person any right, claim or interest in any part of the Junior Creditor Obligations or commence or join with any other creditor in commencing any bankruptcy, reorganization or insolvency proceeding against either Obligor.  In addition, the Junior Creditor hereby represents, warrants and covenants to the Agent that the Junior Creditor Obligations are unsecured and shall not become secured or be reduced to judgment until the Bank Obligations shall have been fully paid and satisfied and all financing arrangements among either Obligor, the other Loan Parties, the Agent and the Senior Lenders have been terminated.

7. The Junior Creditor agrees that it may not at any time enter into any agreement with either Obligor or Parent which modifies, changes or waives any terms or conditions of the Junior Creditor Obligations including, but not limited to, the Guaranty, while any of the Bank Obligations remain unpaid without the prior written consent of the Agent.

8. The Agent and the Senior Lenders, at any time and from time to time, may enter into such agreement or agreements with either Obligor and the other Loan Parties as the Agent and the Senior Lenders may deem proper extending the time of payment, increasing the amount of the Bank Obligations, increasing the interest rate accruing with respect to the Bank Obligations or otherwise altering the terms of the Credit Agreement or any Other Documents affecting any security or guarantee conveyed in connection therewith, or may exchange, sell or surrender or otherwise deal with such security, without notice to or the consent of the Junior Creditor and without in any way impairing or affecting the rights granted to the Agent (for itself and for the benefit of the Senior Lenders) pursuant to this Subordination Agreement.

9. The Junior Creditor agrees that: (i) the provisions hereof shall inure to the benefit of any financial institution obtained by Pac-Van and/or the other Borrowers or any of the Senior Lenders to provide replacement working capital or other financing for Pac-Van and/or the other Borrowers in place of any of the Senior Lenders, regardless of whether any such replacement lender provides its own financing or succeeds to any of the Senior Lenders' financing by assignment; (ii) if requested by such replacement lender, the Junior Creditor shall execute with such replacement lender a subordination agreement substantially similar to this Subordination Agreement; and (iii) as a prior condition of any assignment of any of its interests under any of the Junior Creditor Documents, the Junior Creditor shall require the assignee to acknowledge this Subordination Agreement and agree, in writing, to be bound by the terms and conditions hereof.

10. The Junior Creditor agrees to indemnify and to hold the Agent, the Senior Lenders, their officers, directors, agents and employees (each, an "Indemnified Party") harmless for any and all losses, damages, liabilities, expenses and obligations, including attorneys' fees and expenses, as they arise, relating to actions of the Junior Creditor taken contrary to this Subordination Agreement; provided, however, that the foregoing indemnity shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct.  The indemnity contained in this Section shall survive the termination of this Subordination Agreement, payment of any Bank Obligations and assignment of any rights hereunder.  If any action or claim shall be brought or threatened against any Indemnified Party by reason of or in connection with one of the foregoing events, the Agent, the Senior Lenders or such Indemnified Party shall promptly notify the Junior Creditor in writing.  The Junior Creditor may participate at its expense in the defense of any such action or claim, including the employment of counsel and the payment of all costs of litigation.  Notwithstanding the preceding sentence, such Indemnified Party shall have the right to employ its own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel for such Indemnified Party shall be at the expense of the Junior Creditor.  In the event that the Junior Creditor assumes the defense of such proceedings and employs counsel in connection therewith, the Junior Creditor shall keep such Indemnified Party, the Agent, the Senior Lenders and their respective counsels currently informed of all material developments in such proceeding, including the provision of all documents requested by such developments in such proceeding, including the provision of all documents requested by such Indemnified Party, the Agent, the Senior Lenders or their respective counsels.  Neither such Indemnified Party, the Agent nor any of the Senior Lenders shall be liable for any settlement of such action effected without the prior written consent of such Indemnified Party, the Agent, the Senior Lenders and their respective counsels.  The Junior Creditor shall not be liable for any settlement of any such action effected without its consent.

11. No waiver shall be deemed to be made by the Agent or any of the Senior Lenders of any of their rights hereunder unless the same shall be in writing, signed by the Agent or the Senior Lenders, and such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Agent or the Senior Lenders or the obligations of the Junior Creditor to the Agent or the Senior Lenders in any other respect at any other time.

12. This Subordination Agreement shall be binding upon and inure to the benefit of the Junior Creditor, each Obligor, the Agent, the Senior Lenders and their respective heirs, executors, administrators, successors and assigns.  The Agent and the Junior Creditor each represent that it has not agreed to any modification of the provisions of the Credit Agreement or the Investment Agreement, as applicable, authorizing it to execute this Subordination Agreement and to bind all of the Senior Lenders or Junior Lenders, as applicable.  Notwithstanding any implication to the contrary in any provision in this Subordination Agreement, neither the Agent nor the Junior Creditor makes any representation regarding the validity or binding effect of the Credit Agreement or Investment Agreement, as applicable, or its authority to bind any of the Senior Lenders or Junior Lenders, as applicable, through its execution of this Subordination Agreement.

13. The Guaranty shall contain a legend stating that the indebtedness evidenced thereby is subject to the provisions of this Subordination Agreement.

14. This Subordination Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles of the conflicts of laws thereof.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be executed and delivered on the date first above written.

WITNESS:	Laminar Direct Capital, L.L.C., as Junior Creditor

By: /s/ Robert T. Ladd
Name: Robert T. Ladd
Title: Authorized Signatory

WITNESS:	Pac-Van, Inc., as an Obligor

By: /s/ Christopher A. Wilson
Name: Christopher A. Wilson
Title: Secretary

WITNESS:	GFN North America Corp., as an Obligor

By: /s/ Christopher A. Wilson
Name: Christopher A. Wilson
Title: Secretary

PNC Bank, National Association, as Agent

By: /s/ Todd Milenius
Name: Todd Milenius
Title: Vice President

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF COUNTY OF	) ) )	SS:

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared ________________, who acknowledged himself/herself to be the ______________ of Laminar Direct Capital, L.L.C., a Delaware limited liability company (the "Company"), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF COUNTY OF	) ) )	SS:

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared ________________, who acknowledged himself/herself to be the ______________ of Pac-Van, Inc., an Indiana corporation (the "Company"), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF COUNTY OF	) ) )	SS:

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared ________________, who acknowledged himself/herself to be the ______________ of GFN North America Corp., a Delaware corporation (the "Company"), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

Exhibit A

Guaranty

[See Attached]